As filed with the Securities and Exchange Commission on September 21, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Patterson Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-0886515
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address, including Zip Code, of Principal Executive Offices)

PATTERSON COMPANIES, INC. AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Copies to:

R. STEPHEN ARMSTRONG	AVRON L. GORDON, ESQ.	MATTHEW L. LEVITT, ESQ.
Executive Vice President, Treasurer and	BRETT D. ANDERSON, ESQ.	Secretary and General Counsel
Chief Financial Officer	Briggs and Morgan, P.A.	Patterson Companies, Inc.
Patterson Companies, Inc.	2200 IDS Center	1031 Mendota Heights Road
1031 Mendota Heights Road	80 South Eighth Street	St. Paul, Minnesota 55120
St. Paul, Minnesota 55120	Minneapolis, Minnesota 55402	(651) 686-1600
(651) 686-1600	(612) 977-8400 (phone)
(Name, address, including zip code, and telephone number, including area code, of Agent for Service)	(612) 977-8650 (fax)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Patterson Companies, Inc. Amended and Restated Employee Stock Purchase Plan
Options to purchase common stock	2,000,000	N/A		N/A	N/A
Common stock (par value $0.01 per share)	2,000,000 shares	$32.32	(2)	$64,640,000	$6,916.48

(1)	This registration statement also covers any additional shares of common stock which become issuable under the Patterson Companies, Inc. Amended and Restated Employee Stock Purchase Plan by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act and based upon the average of the high and low sale prices for such stock on September 18, 2006, as reported by The NASDAQ Global Select Market.

REGISTRATION OF ADDITIONAL SECURITIES

We are filing this registration statement pursuant to General Instruction E to the Form S-8 Registration Statement, under the Securities Act, to register an additional 2,000,000 shares of our common stock which will be issued pursuant to the Patterson Companies, Inc. Amended and Restated Employee Stock Purchase Plan (the “Plan”). Such shares represent the increase in the number of shares reserved for issuance under the Plan which was approved by our shareholders at the Annual Meeting of Shareholders held on September 18, 2006. A total of 2,750,000 shares of common stock issuable under the Plan were previously registered pursuant to our Registration Statements on Form S-8 filed with the SEC on January 6, 1993 (Registration No. 33-56764) and September 13, 2000 (Registration No. 333-45742).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

•	Annual Report on Form 10-K for the year ended April 29, 2006;

•	Quarterly Report on Form 10-Q for the quarter ended July 29, 2006;

•	Current Reports on Form 8-K filed on June 1, 2006, June 30, 2006, August 14, 2006, and September 12, 2006;

•	Description of our common stock contained in our Registration Statement on Form S-1 (File No. 33-51304) filed on August 26, 1992; and

•	Definitive Schedule 14A (Proxy Statement) filed on August 11, 2006.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

For purposes of this offering, Matthew L. Levitt, Esq., our Secretary and General Counsel, is giving his opinion on the validity of the shares. As of August 31, 2006, Mr. Levitt beneficially owned 133,374 shares of our common stock, consisting of 102,054 shares and 31,320 shares issuable within 60 days of such date upon the exercise of options.

Item 6. Indemnification of Directors and Officers.

Our company is a Minnesota corporation. Reference is made to Minnesota Statutes Section 302A.521 which provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding if certain statutory standards are met. “Proceeding” means a threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding, including a proceeding by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

Article VI of our bylaws provides that officers, directors, members of committees appointed or designated by the board of directors and employees, past or present, of our company shall be indemnified by our company, in accordance with the terms and conditions of Minnesota Statutes, Section 302A.521.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See “Exhibit Index.”

Item 9. Undertakings.

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d)

of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement Becoming Effective Upon Filing. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on the 21st day of September, 2006.

PATTERSON COMPANIES, INC.

By	/s/ James W. Wiltz
James W. Wiltz
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James W. Wiltz and R. Stephen Armstrong, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James W. Wiltz James W. Wiltz	President, Chief Executive Officer and Director (Principal Executive Officer)	September 21, 2006

/s/ R. Stephen Armstrong R. Stephen Armstrong	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 21, 2006

/s/ Peter L. Frechette Peter L. Frechette	Chairman of the Board and Former Chief Executive Officer	September 21, 2006

/s/ Ronald E. Ezerski Ronald E. Ezerski	Director	September 21, 2006

/s/ Andre B. Lacy Andre B. Lacy	Director	September 21, 2006

Signature	Title	Date
/s/ Charles Reich Charles Reich	Director	September 21, 2006

/s/ Ellen A. Rudnick Ellen A. Rudnick	Director	September 21, 2006

/s/ Harold C. Slavkin Harold C. Slavkin	Director	September 21, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	The Company’s Restated Articles of Incorporation (incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended July 31, 2004 (File No. 0-20572)).

4.2	The Company’s Bylaws, as amended (incorporated by reference to our Registration Statement on Form S-1 (File No. 33-51304) filed August 26, 1992).

4.3	Specimen form of the Company’s Common Stock Certificate (incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended July 31, 2004 (File No. 0-20572)).

5	Opinion of Matthew L. Levitt, Esq.

23.1	Consent of Matthew L. Levitt, Esq. (included in Exhibit 5).

23.2	Consent of Independent Registered Public Accounting Firm.

24	Powers of Attorney (included on Signature page).